Exhibit 24.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Medical Device Technologies, Inc.
San Diego, California

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, No. 333-_____ of our report dated March 25, 1998, relating to the consolidated financial statements of Medical Device Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

BDO Seidman, LLP

Costa Mesa, California
May 13, 1998

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